Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 13, 2005, in Amendment No. 1 to the Registration Statement (Form S-1, Registration No. 333-126626) and the related Prospectus of Genomic Health, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
August 19, 2005